                                                                    Exhibit 99.1

PRICEWATERHOUSECOOPERS [LOGO]
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                                                    PricewaterhouseCoopers LLP
                                                    1301 Avenue of the Americas
                                                    New York NY 10019-6013
                                                    Telephone (212) 259 1000
                                                    Facsimile (212) 259 1301

                        Report of Independent Accountants on
                         Financial Statement Schedule

To the Board of Directors
of Broadview Networks Holdings, Inc and Subsidiaries:

Our audits of the consolidated financial statements referred to in our report dated February 4, 1999 appearing in this Registration Statement also included an audit of the financial statement schedule listed in Item 16 in this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
February 4, 1999

              Broadview Networks Holdings, Inc. and Subsidiaries
                     For the year ended December 31, 1999

Rule 12-09 Valuation and qualifying accounts and reserves

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                                   Additions
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Description               Balance at    Charged to costs and   Charged to other accounts --   Deductions --        Balance at end of
                         Beginning of         expenses                 describe                 Describe                period
                           Period.
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Allowance for Doubtful     382,302.00       3,955,938.00                                   Write Offs 3,035,749.00     1,301,491.00
Accounts

Allowance for Customer            .00          85,000.00              Revenue -- 15,000.00                               100,000.00
Credits

Tax Valuation Allowance  3,633,910.00                         NOL Increase -- 9,227,938.00                            12,861,848.00
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Total                    4,016,212.00       4,040,938.00                      9,242,938.00            3,035,749.00    14,264,339.00
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